Exhibit b.11.b


                         Consent of Independent Auditors

We consent to the references to our firm under the caption "Experts" and to the use of our report dated February 16, 2001 on the financial statements of ReliaStar Select Variable Account and our report dated March 21, 2001 on the statutory basis financial statements of ReliaStar Life Insurance Company in Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 33-69892) and Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-3341) of ReliaStar Select Variable Account and the related and accompanying Statement of Additional Information of Select*Annuity III.

                                              /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 27, 2001